                              FOURTH AMENDMENT
                                      TO
                              CREDIT AGREEMENT


     This Fourth Amendment to Credit Agreement (this "Fourth Amendment"), dated as of Decemeber 31, 1997, is among Michigan National Bank, a national banking association, and the other banking institutions listed on Exhibit A attached hereto and who appear as signatories to this Fourth Amendment (each a "Bank" and collectively the "Banks"), Michigan National Bank, as agent ("Agent"), and Mueller Industries, Inc., a Delaware corporation ("Borrower").

                                  Recitals

     The Agent, the Borrower and some of the Banks executed a certain Credit Agreement (the "Credit Agreement") dated as of June 1, 1994, as amended, providing for, among other things, the establishment by the Banks for the benefit of the Borrower of a line of credit in the amount of $100,000,000. The Credit Agreement was amended by a First Amendment to Credit Agreement, dated as of December 14, 1994, by a Second Amendment to Credit Agreement, dated as of June 1, 1995, and by a Third Amendment to Credit Agreement, dated as of Decemeber 18, 1996(the Credit Agreement, as so amended, the "Amended Credit Agreement").

     The Borrower has now requested the Banks to extend the Line of Credit Maturity from December 31, 1999 to May 30, 2001, and the Banks have consented to such extension.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.

     NOW, THEREFORE, the parties hereto agree that the Amended Credit Agreement shall be amended, effective (unless otherwise specified herein) on and as of December 31, 1997, as follows:

     1. The Line of Credit Maturity is hereby extended to May 30, 2001.

     2. Except as herein provided, the Amended Credit Agreement shall remain in full force and effect, including the provisions of Section 9 thereof which are herein incorporated by this reference.

     3. The Borrower hereby reaffirms the representations and warranties set forth in Section 4 of the Amended Credit Agreement and certifies that no Event of Default has occurred or is existing under the Amended Credit Agreement.




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

     4. Contemporaneously herewith, Borrower shall execute and deliver each Bank a new Amended and Restated Line of Credit Note to reflect the new Due Date of May 30, 2001.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered as of the date first hereinabove set forth.


                                       "BORROWER"

                                       MUELLER INDUSTRIES, INC.
WITNESS:


_________________________              By:_________________________

_________________________              Its: Executive Vice President


                                       "BANKS"


                                       MICHIGAN NATIONAL BANK



_________________________              By:_________________________

_________________________              Its:  Senior Realtionship Manager


                                       BOATMEN'S NATIONAL BANK



_________________________              By:___________________________

_________________________              Its:__________________________


                                       THE FIRST NATIONAL BANK OF CHICAGO



_________________________              By:___________________________

_________________________              Its:__________________________


                                       MERCANTILE BANK NATIONAL ASSOCIATION



_________________________              By:___________________________

_________________________              Its:__________________________

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                                       KEY BANK NATIONAL ASSOCIATION


_________________________              By:___________________________

_________________________              Its:__________________________


                                       "AGENT"

                                       MICHIGAN NATIONAL BANK


_________________________              By:___________________________

_________________________              Its:__________________________








































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